UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2010

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2800 Post Oak Boulevard, Suite 5450 Houston, Texas (Address of principal executive offices)		77056 (Zip Code)
(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On August 19, 2010, Rowan Companies, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement with Citigroup Global Markets Inc., RBC Capital Markets Corporation and Wells Fargo Securities, LLC, relating to the issuance and sale in an underwritten public offering by the Company of $400 million aggregate principal amount of 5% Senior Notes due 2017 (the “Notes”). The offer and sale of the Notes was registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-160579), which became effective upon filing with the Commission on July 15, 2009. The material terms of the offering are described in the prospectus supplement dated August 19, 2010, which was filed by the Company with the Commission on August 20, 2010.
     The underwriting agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the underwriting agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.
     The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, certain investment and commercial banking and financial advisory services to the Company and its subsidiaries and affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.
     The issuance and sale of the Notes is expected to close on August 30, 2010. The Notes will constitute a new series of debt securities under an indenture dated as of July 21, 2009, between the Company and U.S. Bank National Association, as trustee, as amended and supplemented by the second supplemental indenture to be dated as of August 30, 2010 between the Company and U.S. Bank National Association, which will set forth the specific terms applicable to the Notes.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 1.1	Underwriting Agreement dated as of August 19, 2010 among Rowan Companies, Inc. and the underwriters listed therein.
Exhibit 5.1	Opinion of Andrews Kurth LLP.
Exhibit 8.1	Opinion of Andrews Kurth LLP with respect to certain tax matters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rowan Companies, Inc.
By:	/s/ William H. Wells
	Name:	William H. Wells
	Title:	Vice President — Finance and Chief Financial Officer (Principal Financial Officer)

Date: August 23, 2010

EXHIBIT INDEX

Exhibit 1.1	Underwriting Agreement dated as of August 19, 2010 among Rowan Companies, Inc. and the underwriters listed therein.
Exhibit 5.1	Opinion of Andrews Kurth LLP.
Exhibit 8.1	Opinion of Andrews Kurth LLP with respect to certain tax matters.